                                                                   EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   DeVRY INC.


     The undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "Corporation"), DOES HEREBY CERTIFY as follows:

     1. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on August 3, 1987, and amended on August 7, 1987, December 8, 1987, June 11, 1990, June 11, 1991, June 21, 1991 and February 9, 1995.

     2. On August 20, 1996 and November 19, 1996, in the manner prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended, resolutions were duly adopted by the Board of Directors and the stockholders of the Corporation, respectively, duly amending the certificate of incorporation of the Corporation as herein provided.

     3. The text of the amended section of the certificate of incorporation of the Corporation as amended and restated herein, shall read as follows:

                                  *    *    *


     FOURTH: The total number of shares which the Corporation shall have authority to issue is seventy-five million (75,000,000), consisting of seventy-five million (75,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock").

     IN WITNESS WHEREOF, the Corporation has caused this amendment to the Restated Certificate of Incorporation to be signed by its President and attested by its Secretary.


                                           DeVRY INC.


(Corporate Seal)                           By: /s/Ronald L. Taylor
                                               ------------------------------
                                                    Ronald L. Taylor
                                                    President



ATTEST:

/s/Marilynn J. Cason
-----------------------------
Marilynn J. Cason
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   DeVRY INC.


     The undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "Corporation"), DOES HEREBY CERTIFY as follows:

     1. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on August 3, 1987, and amended on August 7, 1987, December 8, 1987, June 11, 1990, June 11, 1991 and June 21, 1991.

     2. On August 4, 1994 and November 15, 1994, in the manner prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended, resolutions were duly adopted by the Board of Directors and the stockholders of the Corporation, respectively, duly amending the certificate of incorporation of the Corporation as herein provided.

     3. The text of the amended section of the certificate of incorporation of the Corporation as amended and restated herein, shall read as follows:

                                  *    *    *


     FOURTH: The total number of shares which the Corporation shall have authority to issue is twenty million (20,000,000), consisting of twenty million (20,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock").

     IN WITNESS WHEREOF, the Corporation has caused this amendment to the Restated Certificate of Incorporation to be signed by its President and attested by its Secretary.


                                           DeVRY INC.


(Corporate Seal)                           By: /s/Ronald L. Taylor
                                               ------------------------------
                                                      Ronald L. Taylor
                                                      President



ATTEST:

/s/Marilynn J. Cason
------------------------------
Marilynn J. Cason
Secretary

                           CERTIFICATE OF CORRECTION

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   DeVRY INC.



     DeVRY INC., a Delaware corporation (the "Corporation"), pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, as amended, hereby certifies that:

     1. The Restated Certificate of Incorporation of the Company, which was filed with the Secretary of State of the State of Delaware on June 11, 1991, is an inaccurate record of the corporate action therein referred to.

     2. Said Restated Certificate of Incorporation is incorrect in that paragraph number 3 on the first page of the Restated Certificate of Incorporation states that the Restated Certificate of Incorporation is not to become effective until 9:00 a.m. Chicago time on June 28, 1991, whereas it should state that the Restated Certificate of Incorporation is not to become effective until 9:00 a.m. Chicago time on June 27, 1991.

     3. Paragraph number 3 on the first page of the Restated Certificate of Incorporation in correct form is as follows:

          "3. Pursuant to the provisions of Section 103(d) of the General Corporation Law of the State of Delaware, as amended, this Restated Certificate of Incorporation is not to become effective until 9:00 a.m. Chicago time on June 27, 1991."

     IN WITNESS WHEREOF, DeVRY INC. has caused this Certificate of Correction to be signed by Ronald L. Taylor, its President and attested by Marilynn J. Cason, its Secretary, this 20th day of June, 1991.


                                         DeVRY INC.


(Corporate Seal)                         By: /s/Ronald L. Taylor
                                             ------------------------------
                                                  Ronald L. Taylor
                                                  President



ATTEST:

/s/Marilynn J. Cason
------------------------------
Marilynn J. Cason
Secretary

                           CERTIFICATE OF CORRECTION

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   DeVRY INC.



     DeVRY INC., a Delaware corporation (the "Corporation"), pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, as amended, hereby certifies that:

     1. The Restated Certificate of Incorporation of the Company, which was filed with the Secretary of State of the State of Delaware on June 11, 1991, is an inaccurate record of the corporate action therein referred to.

     2. Said Restated Certificate of Incorporation is incorrect in that paragraph number 3 on the first page of the Restated Certificate of Incorporation states that the Restated Certificate of Incorporation is not to become effective until 9:00 a.m. Chicago time on June 19, 1991, whereas it should state that the Restated Certificate of Incorporation is not to become effective until 9:00 a.m. Chicago time on June 28, 1991.

     3. Paragraph number 3 on the first page of the Restated Certificate of Incorporation in correct form is as follows:

          "3. Pursuant to the provisions of Section 103(d) of the General Corporation Law of the State of Delaware, as amended, this Restated Certificate of Incorporation is not to become effective until 9:00 a.m. Chicago time on June 28, 1991."

     IN WITNESS WHEREOF, DeVRY INC. has caused this Certificate of Correction to be signed by Ronald L. Taylor, its President and attested by Marilynn J. Cason, its Secretary, this 17th day of June, 1991.


                                          DeVRY INC.


                                          By: /s/Ronald L. Taylor
                                             -------------------------
                                                   Ronald L. Taylor
                                                   President



ATTEST:

/s/Marilynn J. Cason
---------------------------
Marilynn J. Cason
Secretary

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   DeVRY INC.


     The undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "Corporation"), DOES HEREBY CERTIFY as follows:

     1. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on August 3, 1987 and amended on August 7, 1987, December 8, 1987 and June 11, 1990.

     2. On May 14, 1991 and June 4, 1991, in the manner prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended, resolutions were duly adopted by the Board of Directors and the stockholders of the Corporation, respectively, duly adopting this Restated Certificate of Incorporation and amending the certificate of incorporation of the Corporation as herein provided.

     3. Pursuant to the provisions of Section 103(d) of the General Corporation Law of the State of Delaware, as amended, this Restated Certificate of Incorporation is not to become effective until 9:00 a.m. Chicago time on June 19, 1991.

     4. The text of the certificate of incorporation of the Corporation as amended and restated herein, shall, at the effective time of this Restated Certificate of Incorporation, read as follows:

                                  *    *    *

     FIRST: The name of the Corporation is DeVRY INC. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is:

     1. To establish degree-granting educational institutions in which individuals may be taught such branches of useful, practical and/or general knowledge as shall prepare them for a career, a profession, or occupations requiring knowledge in the arts and sciences, as well as further study and educational activities. To impart instruction, conduct examinations, and confer academic degrees in branches of engineering technology, business operations, telecommunications, information systems, and other branches of human knowledge. To prepare, manufacture, sell and generally deal in books, lesson and examination papers, drawings, instruments, tools and school supplies of every class and description; and

     2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "GCL").

     FOURTH: The total number of shares which the Corporation shall have authority to issue is ten million (10,000,000), consisting of ten million (10,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock").

SECTION

Common Stock

     A. A statement of the designations, powers, preferences, rights, qualifications, limitations and restriction in respect of the shares of Common Stock is as follows:

     (1) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends. No dividends shall be declared or paid in shares of

Common Stock, or options, warrants, or rights to acquire such a stock or securities convertible into or exchangeable for shares of such stock, except dividends payable ratably according to the number of shares of Common Stock held by them, in shares of, or securities convertible into or exchangeable for, Common Stock to holders of that class of stock.

     (2) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

     (3) Voting Rights. Except as otherwise provided in this Certificate of Incorporation or by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

     FIFTH: At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all of the shares of stock of the Corporation outstanding and entitled to vote on any matter, question or proposal brought before such meeting shall decide such question, unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SIXTH:  The Corporation is to have perpetual existence.

     SEVENTH: The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than three nor more than 12. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

     The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1991 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1992, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the authorized number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from any increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. From and after June 30, 1993, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     From and after June 30, 1993, any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause by the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

     Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the By-laws.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     NINTH:   (1)   Meetings of stockholders may be held within or without the
State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     (2) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual special meeting of such holders and may not be effected by a consent in writing by any such holders.

     (3) Except as otherwise required by law, from and after June 30, 1993, special meetings of the stockholders of the Corporation may be called only by
(i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board, if one is elected or (iii) the President. Prior to June 30, 1993, special meetings of the stockholders may be called either by the person referred to in clauses (i), (ii) and (iii), or by any person(s) holding 5% or more of the outstanding Common Stock. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

     TENTH:  (1)   The Corporation shall, to the fullest extent permitted by
Section 145 of the GCL, as the same may be amended and supplemented, indemnify any and all directors and officers whom it shall have power to indemnify under said Section and may, upon the act of the Board of Directors, indemnify all other persons whom it shall have power to indemnify under said Section, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as a director or officer who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of the director or officer, and may, upon such act of the Board of Directors, continue as to such other persons and inure to the benefit of the heirs, executors and administrators of such other persons.

     (2) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of this ARTICLE TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     ELEVENTH: In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action or any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), customers, employees, students, graduates, faculty and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business.

     TWELFTH: The Corporation reserves the right to repeal, alter or amend this Certificate of Incorporation in the manner now or hereafter prescribed by statute. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-laws and applicable law and thereafter approved by the stockholders.

     THIRTEENTH: The Corporation has elected not to be governed by Section 203 of the GCL.

     FOURTEENTH: The Certificate of Incorporation of the Corporation, as herein amended, shall constitute a restatement of, and shall supersede the Certificate of Incorporation of the Corporation, as previously awarded.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary.



                                           DEVRY INC.


(Corporate Seal)                           By:/s/Ronald L. Taylor
                                              -----------------------
                                           Ronald L. Taylor
                                           President


ATTEST:

/s/ Marilynn J. Cason
-----------------------------
Marilynn J. Cason
Secretary